PRINCIPAL UNDERWRITING AGREEMENT

                          KEYSTONE AMERICA FUND FAMILY

                              CLASS A AND C SHARES


         AGREEMENT effective this 1st day of January, 1997 by and between each of the parties listed on Exhibit A attached hereto and made a part hereof, each for itself and not jointly (each a "Fund"), and Evergreen Keystone Distributor, Inc., a Delaware corporation ("Principal Underwriter").

         It is hereby mutually agreed as follows:

         1. The Fund hereby appoints Principal Underwriter a principal underwriter of the Class A and Class C shares of beneficial interest of the Fund ("Shares") as an independent contractor upon the terms and conditions hereinafter set forth. Except as the Fund may from time to time agree, Principal Underwriter will act as agent for the Fund and not as principal.

         2. Principal Underwriter will use its best efforts to find purchasers for the Shares, to promote distribution of the Shares and may obtain orders from brokers, dealers or other persons for sales of Shares to them. No such broker, dealer or other person shall have any authority to act as agent for the Fund; such broker, dealer or other person shall act only as principal in the sale of Shares.

         3. Sales of Shares by Principal Underwriter shall be at the applicable public offering price determined in the manner set forth in the prospectus and/or statement of additional information of the Fund current at the time of the Fund's acceptance of the order for Shares; provided that Principal Underwriter also shall have the right to sell Shares at net asset value, if such sale is permissible under and consistent with applicable statutes, rules, regulations and orders. All orders shall be subject to acceptance by the Fund, and the Fund reserves the right in its sole discretion to reject any order received. The Fund shall not be liable to anyone for failure to accept any order.

         4. On all sales of Shares, the Fund shall receive the current net asset value, and Principal Underwriter shall be entitled to receive commission payments for sales of the Class A and C Shares (as set forth on Exhibit B attached hereto and made a part hereof) sold on or after December 11, 1996 and as set forth in the then current prospectus and/or statement of additional information of the Fund and to receive the sales charges, including contingent deferred sales charges, as set forth in the then current prospectus and/or statement of additional information of the Fund for Shares sold on or after December 11, 1996. In accordance with the assignment made between Evergreen Keystone Investment Services, Inc. ("EKIS") and Principal Underwriter dated December 11, 1996, Principal Underwriter is to be entitled to receive commission payments for sales of the Class A and C Shares sold on or after December 1, 1996 but before December 11, 1996 by EKIS as set forth in the then current prospectus and/or statement of additional information of the Fund and to receive the sales charges, including contingent deferred sales charges, as set forth in the then current prospectus and/or statement of additional information

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of the Fund for Shares sold on or after December 1, 1996 but before December 11,
1996. For purposes of this Principal Underwriting Agreement, all Shares sold after December 1, 1996 and for which the Principal Underwriter may receive
commissions   and   contingent   deferred   sales   charges   shall  be   deemed
"Post-Acquisition Shares." The determination of which shares of the Fund are Post-Acquisition Shares shall be made in accordance with Schedule I attached to the Principal Underwriting Agreement between each Fund which is a party to this Agreement and EKIS dated December 11, 1996 and shall be the same as the "Post-distributor Shares" defined therein, calculated as though the Distributor Last Sale Cut-Off Date, as such term is defined in Schedule I, was November 30, 1996. Principal Underwriter may reallow all or a part of such commissions and the sales charges to such brokers, dealers or other persons as Principal Underwriter may determine.

         5. The payment provisions of this Agreement shall be applicable to the extent necessary to enable the Fund to comply with the obligation of the Fund to pay Principal Underwriter in accordance with this Agreement in respect of Class C Shares and shall remain in effect so long as any payments are required to be made by the Fund pursuant to the irrevocable payment instruction under the Master Sale Agreement between Principal Underwriter and Mutual Fund Funding 1994-1 dated as of December 6, 1996 (the "Master Sale Agreement").

         6. Payment to the Fund for Shares shall be in New York or Boston Clearing House funds received by Principal Underwriter within three (3) business days after notice of acceptance of the purchase order and the amount of the applicable public offering price has been given to the purchaser. If such payment is not received within such ten-day period, the Fund reserves the right, without further notice, forthwith to cancel its acceptance of any such order. The Fund shall pay such issue taxes as may be required by law in connection with the issue of the Shares.

         7. Principal Underwriter shall not make in connection with any sale or solicitation of a sale of the Shares any representations concerning the Shares except those contained in the then current prospectus and/or statement of additional information covering the Shares and in printed information approved by the Fund as information supplemental to such prospectus and statement of additional information. Copies of the then current prospectus and statement of additional information will be supplied by the Fund to Principal Underwriter in reasonable quantities upon request.

         8. Principal Underwriter agrees to comply with the Business Conduct Rules of the National Association of Securities Dealers, Inc.

         9. The Fund appoints Principal Underwriter as its agent to accept orders for redemptions and repurchases of Shares at values and in the manner determined in accordance with the then current prospectus and/or statement of additional information of the Fund.

         10. The Fund agrees to indemnify and hold harmless the Principal Underwriter, its officers and Directors and each person, if any, who controls the Principal Underwriter within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act"), against any losses, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in

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                                                         3

connection therewith) which the Principal Underwriter, its officers, Directors or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon

                  a) any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration statement, pros pectus or statement of additional information (including amendments and supplements thereto), or

                  b) any omission or alleged omission to state a material fact required to be stated in the Fund's registration statement, prospectus or statement of additional information necessary to make the statements therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance and in conformity with information furnished to the Fund by the Principal Underwriter for use in the Fund's registration statement, prospectus or statement of additional information, such indemnification is not applicable. In no case shall the Fund indemnify the Principal Underwriter or its controlling person as to any amounts incurred for any liability arising out of or based upon any action for which the Principal Underwriter, its officers and Directors or any controlling person would otherwise be subject to liability by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its obligations and duties under this Agreement.

         11. The Principal Underwriter agrees to indemnify and hold harmless the Fund, its officers, Trustees and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act against any loss, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Fund, its officers, Trustees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise arising out of the acquisition of any Shares by any person which

                  a) may be based upon any wrongful act by the Principal Underwriter or any of its employees or representatives, or

                  b) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration statement, prospectus or statement of additional information (including amendments and supplements thereto), or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Fund by the Principal Underwriter.

         12. The Fund agrees to execute such papers and to do such acts and things as shall from time to time be reasonably requested by Principal Underwriter for the purpose of qualifying the Shares for sale under the so-called "blue sky" laws of any state or for registering Shares under the

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                                                         4

1933 Act or the Fund under the Investment Company Act of 1940 ("1940 Act"). Principal Underwriter shall bear the expense of preparing, printing and distributing advertising, sales literature, prospectuses and statements of additional information. The Fund shall bear the expense of registering Shares under the 1933 Act and the Fund under the 1940 Act, qualifying Shares for sale under the so-called "blue sky" laws of any state, the preparation and printing of prospectuses, statements of additional information and reports required to be filed with the Securities and Exchange Commission and other authorities, the preparation, printing and mailing of prospectuses and statements of additional information to shareholders of the Fund and the direct expenses of the issue of Shares.

         13. To the extent required by the Fund's 12b-1 Plans, Principal Underwriter shall provide to the Board of Trustees of the Fund in connection with such 12b-1 Plans, not less than quarterly, a written report of the amounts expended pursuant to such 12b-1 Plans and the purposes for which such expenditures were made.

         14. The term of this Agreement shall begin on the date hereof and, unless sooner terminated or continued as provided below, shall expire on June 30, 1998. This Agreement shall continue in effect after such term if its continuance is specifically approved by a majority of the Trustees of the Fund and a majority of the 12b-1 Trustees referred to in the 12b-1 Plans of the Fund ("Rule 12b-1 Trustees") at least annually in accordance with the 1940 Act and the rules and regulations thereunder.

                  This Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of any Rule 12b-1 Trustees or by a vote of a majority of the Fund's outstanding Shares on not more than sixty (60) days written notice to any other party to the Agreement; and shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         15. This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

         16. The Fund is a Massachusetts business trust established under a Declaration of Trust, as it may be amended from time to time. The obligations of the Fund are not personally binding upon, nor shall recourse be had against, the private property of any of the Trustees, shareholders, officers, employees or agents of the Fund, but only the property of the Fund shall be bound.

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                                                         5



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized at Boston, Massachusetts, on the day and year first written above.


                                            KEYSTONE  BALANCED  FUND II KEYSTONE
                                            CAPITAL PRESERVATION AND INCOME FUND
                                            KEYSTONE   FUND  FOR  TOTAL   RETURN
                                            KEYSTONE   FUND   OF  THE   AMERICAS
                                            KEYSTONE GLOBAL  OPPORTUNITIES  FUND
                                            KEYSTONE   GLOBAL    RESOURCES   AND
                                            DEVELOPMENT FUND KEYSTONE GOVERNMENT
                                            SECURITIES       FUND       KEYSTONE
                                            INTERMEDIATE TERM BOND FUND KEYSTONE
                                            LIQUID  TRUST  KEYSTONE  OMEGA  FUND
                                            KEYSTONE  SMALL COMPANY  GROWTH FUND
                                            II KEYSTONE STATE TAX FREE FUND
                                                     FLORIDA TAX FREE FUND
                                                     MASSACHUSETTS TAX FREE FUND
                                                     NEW YORK TAX FREE FUND
                                                     PENNSYLVANIA TAX FREE FUND
                                            KEYSTONE STATE TAX FREE FUND SERIES
                                            II
                                                     CALIFORNIA TAX FREE FUND
                                                     MISSOURI TAX FREE FUND
                                            KEYSTONE STRATEGIC INCOME FUND
                                            KEYSTONE TAX FREE INCOME FUND
                                            KEYSTONE WORLD BOND FUND
                                            each for itself and not jointly



                                            By: /s/ George Bissell



                                            EVERGREEN KEYSTONE DISTRIBUTOR, INC.


                                            By: /s/ J. David Huber











                                                         6

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                                    EXHIBIT A

                                       TO

                        PRINCIPAL UNDERWRITING AGREEMENT

                                     BETWEEN

                          KEYSTONE AMERICA FUND FAMILY

                                       AND

                      EVERGREEN KEYSTONE DISTRIBUTOR, INC.

                                      DATED

                                 JANUARY 1, 1997

                   KEYSTONE BALANCED FUND II KEYSTONE CAPITAL
              PRESERVATION AND INCOME FUND KEYSTONE FUND FOR TOTAL
              RETURN KEYSTONE FUND OF THE AMERICAS KEYSTONE GLOBAL
                OPPORTUNITIES FUND KEYSTONE GLOBAL RESOURCES AND
              DEVELOPMENT FUND KEYSTONE GOVERNMENT SECURITIES FUND
              KEYSTONE INTERMEDIATE TERM BOND FUND KEYSTONE LIQUID
                TRUST KEYSTONE OMEGA FUND KEYSTONE SMALL COMPANY
                   GROWTH FUND II KEYSTONE STATE TAX FREE FUND
                              FLORIDA TAX FREE FUND
                           MASSACHUSETTS TAX FREE FUND
                             NEW YORK TAX FREE FUND
                           PENNSYLVANIA TAX FREE FUND
                     KEYSTONE STATE TAX FREE FUND-SERIES II
                            CALIFORNIA TAX FREE FUND
                             MISSOURI TAX FREE FUND
                         KEYSTONE STRATEGIC INCOME FUND
                          KEYSTONE TAX FREE INCOME FUND
                            KEYSTONE WORLD BOND FUND





                                      18919

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                                    EXHIBIT B

                                       TO

                        PRINCIPAL UNDERWRITING AGREEMENT

                                     BETWEEN

                      EVERGREEN KEYSTONE DISTRIBUTOR, INC.

                                       AND

                          KEYSTONE AMERICA FUND FAMILY

                                      DATED

                                 JANUARY 1, 1997



                                      Schedule of Commissions


         Class A Shares             Up to 0.25% annually of the average
                                    daily net asset value of Class A shares
                                    of a Fund

         Class C Shares             Up to 1.00% annually of the average
                                    daily net asset value of Class C shares
                                    of a Fund, consisting of commissions at
                                    the annual rate of 0.75% of the average
                                    daily net asset value of a Fund and
                                    service fees of 0.25% of the average
                                    daily net asset value of a Fund












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